   As Filed with the Securities and Exchange Commission on September 14, 1999

                                              Registration No. 333-_____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ANALOG DEVICES, INC.
             (Exact Name of Registrant as Specified in its Charter)


       MASSACHUSETTS                                     04-2348234
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                               ONE TECHNOLOGY WAY
                        NORWOOD, MASSACHUSETTS 02062-9106
                                 (617) 329-4700
                        (Address, Including Zip Code, and
                     Telephone Number, Including Area Code,
                            of Registrant's Principal
                               Executive Offices)

                             PAUL P. BROUNTAS, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 526-6000
                     (Name, Address, Including Zip Code, and
          Telephone Number, Including Area Code, of Agent for Service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this form is registering additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant Rule 434, please check the following box. [ ]

================================================================================

                                                  CALCULATION OF REGISTRATION FEE

Title Of Shares To          Amount To Be             Proposed Maximum              Proposed Maximum             Amount Of
Be Registered               Registered               Offering Price Per Share (1)  Aggregate Offering Price     Registration Fee

Common Stock,
$.16 2/3 par value          2,000,000 shares         $55.1875                      $110,375,000                 $30,685

--------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on September 7, 1999.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             SUBJECT TO COMPLETION,
                 PRELIMINARY PROSPECTUS DATED SEPTEMBER 14, 1999

                                2,000,000 SHARES

                              ANALOG DEVICES, INC.

                                  COMMON STOCK

     The shares of Common Stock, of Analog Devices, Inc. covered by this prospectus may be issued, or transferred, by Analog from time to time to the trust established by Analog and PNC Bank, National Association, the "Trustee" pursuant to Analog's Deferred Compensation Plan. All of the shares covered by this prospectus may be offered and sold for the account of the Trust, and the proceeds of the sale of the shares will be held by the Trustee separate and apart from other funds of Analog and applied for the uses and purposes of participants in Analog's Deferred Compensation Plan. See "Deferred Compensation Plan" and "Use of Proceeds."

     Neither the Securities and Exchange Commission nor any state Securities' commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this prospectus is September 14, 1999.


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


                              AVAILABLE INFORMATION

     Analog is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission, also referred to as the Commission. Reports, proxy materials and other information filed by Analog with the Commission, pursuant to the informational requirements of the Exchange Act, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, Analog is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The common stock of Analog is listed on the New York Stock Exchange and traded under the symbol "ADI." Reports, proxy materials and other information concerning Analog may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     Analog has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the shares of common stock offered hereby.

     This prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which are omitted as permitted by the rules and regulations of the Commission. For further information with respect to Analog and the shares of common stock offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto, which may be inspected, without charge, at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, and also at the regional offices of the Commission listed above. Copies of such materials may also be obtained from the Commission upon the payment of prescribed rates.

     Statements contained in this prospectus as to any contracts, agreements or other documents filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is hereby made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement for a full statement of the provisions thereof, and each such statement in this prospectus is qualified in all respects by such reference.


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


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Analog with the Commission are incorporated herein by reference:

     (1) Analog's Annual Report on Form 10-K for the fiscal year ended October 31, 1998;

     (2) Analog's Quarterly Reports on Form 10-Q for each of the quarters ended January 30, 1999, May 1, 1999 and July 31, 1999;

     (3) Analog's Registration Statement on Form 8-A (File No. 0-4407) filed with the Commission on March 2, 1970; and

     (4) All documents filed by Analog pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after September 13, 1999 and prior to the date of this prospectus.

     All documents filed by Analog pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the common stock offered hereby shall be deemed to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement as so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     This prospectus may contain and/or incorporate by reference forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein or incorporated herein by reference that are not statements of material fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects" and similar expressions are intended to identify forward-looking statements. Reference is made in particular to the discussion set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Analog's Annual Report on Form 10-K for the fiscal year ended October 31, 1998, and the other reports periodically filed with the Commission pursuant to the Exchange Act and incorporated in this prospectus by reference. Such statements are based on then current expectations that involve a number of uncertainties. Actual results could differ materially from those projected in any such forward looking statements.

     Analog will provide without charge to each person to whom this prospectus is delivered, upon the request of such person, a copy of any or all of the above documents incorporated herein by reference (without exhibits to such documents other than exhibits specifically incorporated by reference into the documents that this prospectus incorporates). Requests for such copies should be directed to Joseph E. McDonough, Vice President-Finance of Analog Devices, Inc., One Technology Way, Norwood, MA 02062-9106; telephone number (617) 329-4700.

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ANALOG. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ANALOG SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.


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


                                   THE COMPANY

     Analog is semiconductor company that designs, manufactures and markets precision high-performance integrated circuits ("ICs") used in analog and digital signal processing ("DSP"). Virtually all of Analog's products are components, which are typically incorporated by original equipment manufacturers ("OEMs") in a wide range of equipment and systems for use in communications, computer, industrial, instrumentation, military/aerospace, automotive and high-performance consumer electronics applications.

     Analog's principal products include general-purpose, standard-function analog and mixed-signal ICs and DSP ICs. DSP ICs include general-purpose digital signal processing ICs and application-specific devices that typically incorporate analog and mixed-signal circuitry and a DSP core.

                           DEFERRED COMPENSATION PLAN

     Analog has established the Analog Devices, Inc. Deferred Compensation Plan (the "Plan") to provide (i) certain management and highly compensated employees of Analog and (ii) the non-employee directors of Analog with the opportunity to defer receipt of all or any portion of their compensation payable for services rendered to Analog. The obligations of Analog under such deferral arrangements (the "Obligations") are unfunded and unsecured general obligations of Analog to pay in the future the value of the deferred compensation adjusted to reflect the performance, whether positive or negative, of selected investment measurement options chosen by each participant during the deferral period in accordance with the terms of the Plan. Eligible participants in the Plan ("Eligible Participants") are Analog's non-employee directors and certain Company employees designated from time to time, by name, group or description by the Administrative Committee for the Plan.

     The Plan was adopted on November 3, 1995 and amended on December 3, 1996, March 11, 1997 and November 5, 1997 and permits Eligible Participants to defer
(i) salary and bonuses, (ii) in the case of non-employee directors, director fees and meeting fees and (iii) the gains that would otherwise be recognized upon the exercise of non-statutory stock options held by Eligible Participants ("Deferred Option Gains") and gains that would otherwise be recognized upon the lapse or termination of the restrictions and forfeiture provisions applicable to grants of restricted stock held by Eligible Participants.

     Ordinarily, upon the exercise of non-statutory stock options, Eligible Participants would be required to recognize, for federal income tax purposes, an amount equal to the difference between the option exercise price and the fair market value of Analog's common stock issued upon the option exercise. To defer the Deferred Option Gains, Eligible Participants are required to deliver an irrevocable election to Analog prior to the option exercise. The Eligible Participant must specify at the time the irrevocable election is made whether such election relates to (i) all the shares issuable pursuant to a specified option or (ii) only those shares issuable pursuant to the specified option which, based on the then fair market value, represents the gain that would otherwise be realized upon the option exercise (the "Gain Shares"). After the deferral election has been delivered and the option is exercised, Analog will issue to the Trust (established for the Plan by a Trust Agreement between Analog and the Trustee), in accordance with the prior election, either (i) all of the shares issuable upon the exercise of such option or (ii) the Gain Shares, as the case may be, (collectively, the "Deferred Option Shares").

     From time to time, certain employees of Analog are granted stock awards ("Restricted Stock Awards") that are subject to certain restrictions and/or risks of forfeiture (collectively, "Restrictions"). Ordinarily, upon the lapse or termination of such Restrictions, such employees would realize income for Federal Tax purposes in an amount equal to the difference between the price paid for the shares granted pursuant to the Restricted Stock Award, which is ordinarily a nominal amount, and the fair market value of the stock on the date the Restrictions lapse or terminate. The Plan allows Eligible Participants to defer the payment of the taxes which would otherwise be due at the time the Restrictions lapse or terminate ("Restricted Stock Gains"). In order to defer Restricted Stock Gains, Eligible Participants must deliver an irrevocable election to Analog prior to the date that the Restrictions on such shares lapse or terminate. After such an election has been made, the holders of such restricted shares will cause Analog to transfer such shares ("Deferred Restricted Stock Shares") to the Trust.


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


     The Trust is considered to be a grantor trust for federal income tax purposes. Deferred Option Shares and Deferred Restricted Stock Shares (collectively, "Deferred Shares") issued to the Trust are held by the Trustee together with any other funds or assets deposited with the Trustee by Analog pursuant to the terms of the Plan and the Trust Agreement. The assets of the Trust, and any earnings thereon, are held separate and apart from other funds of Analog for the uses and purposes of Plan participants. Analog's obligations with respect to an Eligible Participant's Deferred Shares are unfunded and unsecured promises by Analog to pay in the future the value of the Deferred Shares, adjusted either up or down to reflect the value of an equal amount of shares of Analog's common stock and in certain cases the performance of selected investment measurement options if available to a participant during the deferral period in accordance with the Plan and the Trust Agreement.

     Deferred Shares arising out of stock options granted, or Restricted Stock Awards issued, by Analog on or prior to July 23, 1997 may be sold from time to time in the open market for the account of the Trust when an Eligible Participant advises Analog to change his/her investment from Analog to one or more of the several investment measurement options available to Plan participants or whenever the Trustee deems such sale to be appropriate. The Deferred Compensation Plan does not permit Eligible Participants to change their investment from Analog common stock with respect to stock options granted after July 23, 1997 or Restricted Stock Awards issued after July 23, 1997. After Deferred Shares are sold, investment earnings credited to the Eligible Participant's account will be indexed to the mutual funds or indices selected by the Eligible Participant. Analog is not actually required to invest the deferred compensation in the types of funds specified by a Plan participant. However, such use of the Trust may assist Analog in meeting its future Obligations.

     Analog has filed with the Commission Registration Statements on Form S-8 under the Securities Act with respect to Analog's Obligations under the Plan (Registration Statement Nos. 33-64849 and 333-48243). Analog has filed with Commission an additional Registration Statement on Form S-8 with respect to an increase in Analog's Obligations under the Plan as of the date of this prospectus.

     The address of the Trustee is PNC Bank, N.A., Retirement and Investment Services, One Oliver Plaza, 210 6th Avenue, Pittsburgh, PA 15222-2602,
Attention: Trust Officer.


                                 USE OF PROCEEDS

     As set forth under "Deferred Compensation Plan," the proceeds from the sale of any shares of Company common stock shall be held by the Trustee separate and apart from other funds of Analog and applied for the use and purposes of participants in the Plan. Such proceeds, together with other assets held by the Trust, shall be subject to the claims of Analog's general creditors under federal and state laws in the event of Analog's insolvency.

     Analog cannot determine the number of shares of common stock which will be sold pursuant to this prospectus because that number is dependent upon the extent to which Eligible Participants elect to defer the recognition of gains from their exercise of stock options and Restricted Stock Awards granted by Analog.


                              PLAN OF DISTRIBUTION

     Shares of common stock covered hereby may be offered and sold by Analog for the account of the Trust. Such sales may be made on the New York Stock Exchange in open market transactions including one or more of the following methods: (a) purchases by a broker-dealer as principal for resale on the open market by such broker or dealer for its account pursuant to this prospectus; (b) ordinary open market brokerage transactions and open market transactions in which a broker solicits purchasers; and (c) block trades in which a broker-dealer so engaged will attempt to sell on the open market the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. In effecting sales, broker-dealers engaged to sell the shares may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from Analog in amounts to be negotiated immediately prior to the sale.

     In offering the shares of common stock covered hereby, any broker-dealers and any other participating


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


broker-dealers who execute sales may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.

     This offering will terminate on the date on which all shares offered hereby have been sold.


                            INDEMNIFICATION MATTERS

     The Restated Articles of Organization of Analog, as amended (the "Articles of Organization") provide that the directors and officers of Analog shall be indemnified by Analog to the fullest extent authorized by Massachusetts law, as it now exists or may in the future be amended, against all liabilities and expenses incurred in connection with service for or on behalf of Analog. In addition, the Articles of Organization provide that the directors of Analog will not be personally liable for monetary damages to Analog for breaches of their fiduciary duty as directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                                  LEGAL MATTERS

     The validity of the shares offered hereby will be passed upon for Analog by Hale and Dorr LLP, Boston, Massachusetts.


                                     EXPERTS

     The consolidated financial statements and financial statement schedule of Analog Devices, Inc. incorporated by reference and included, respectively, in Analog Devices, Inc.'s Annual Report (Form 10-K) for the year ended October 31, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference and included therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC Registration Fee.........................        $30,685
Accounting Fees and Expenses.................          8,000
Legal Fees and Expenses......................         20,000
Miscellaneous................................          1,315
Total........................................        $60,000


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 6A of the Registrant's Articles of Organization, as amended (the "Articles of Organization") provides for indemnification of directors and officers to the full extent permitted under Massachusetts law. Section 67 of Chapter 156B of the Massachusetts General Laws provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, provided that, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged not to be entitled to indemnification under Section 67.

     Article 6A also provides for indemnification of directors and officers of the Registrant against liabilities and expenses in connection with any legal proceedings to which they may be made a party or with which they may become involved or threatened by reason of having been an officer or director of the Registrant or of any other organization at the request of the Registrant.
Article 6A generally provides that a director or officer of the Registrant (i) shall be indemnified by the Registrant for all expenses of such legal proceedings unless he has been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant, and (ii) shall be indemnified by the Registrant for the expenses, judgments, fines and amounts paid in settlement and compromise of such proceedings. No indemnification will be made to cover costs of settlements and compromises if the Board determines by a majority vote of a quorum consisting of disinterested directors (or, if such quorum is not obtainable, by a majority of the disinterested directors of the Registrant), that such settlement or compromise is not in the best interests of the Registrant.

     Article 6A permits the payment by the Registrant of expenses incurred in defending a civil or criminal action in advance of its final disposition, subject to receipt of an undertaking by the indemnified person to repay such payment if it is ultimately determined that such person is not entitled to indemnification under the Articles of Organization. No advance may be made if the Board of Directors determines, by a majority vote of a quorum consisting of disinterested directors (or, if such quorum is not obtainable, by a majority of the disinterested directors of the Registrant), that such person did not act in good faith in the reasonable belief that his action was in the best interest of the Registrant.

     Article 6D of the Registrant's Articles of Organization provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of Chapter 156B, or (iv) for any transaction from which the director derived an improper personal benefit.


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


     The Registrant has directors and officers liability insurance for the benefit of its directors and officers.

ITEM 16. EXHIBITS.

     See Exhibit Index included immediately preceding the Exhibits to this Registration Statement, which is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically


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


incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwood, Commonwealth of Massachusetts, on the 14th day of September, 1999.

                                   ANALOG DEVICES, INC.


                                   By:/s/ Jerald G. Fishman
                                      ---------------------------------
                                           JERALD G. FISHMAN
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Jerald G. Fishman                               President, Chief Executive         )
--------------------------------------              Officer and Director (Principal    ) September 14, 1999
JERALD G. FISHMAN                                   Executive Officer)                 )
                                                                                       )

/s/ Ray Stata                                       Chairman of the Board              )
--------------------------------------              and Director                       ) September 14, 1999
RAY STATA                                                                              )
                                                                                       )

/s/ Joseph E. McDonough                             Vice President-Finance             )
--------------------------------------              and Chief Financial                ) September 14, 1999
JOSEPH E. MCDONOUGH                                 Officer (Principal Financial       )
                                                    and Accounting Officer)            )

                                                                                       )
/s/ John L. Doyle                                   Director                           ) September 14, 1999)
--------------------------------------                                                 )
                                                                                       )

                                                                                       )
/s/ Charles O. Holliday, Jr.                        Director                           ) September 14, 1999)
--------------------------------------                                                 )
CHARLES O. HOLLIDAY, JR.                                                               )

                                                                                       )
/s/ Joel Moses                                      Director                           ) September 14, 1999
--------------------------------------                                                 )
JOEL MOSES                                                                             )

                                                                                       )
/s/ F. Grant Saviers                                Director                           ) September 14, 1999
--------------------------------------                                                 )
F. GRANT SAVIERS                                                                       )

                                                                                       )
/s/ Lester C. Thurow                                Director                           ) September 14, 1999
--------------------------------------                                                 )
LESTER C. THUROW                                                                       )

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                      DESCRIPTION
-------                                     -----------

4.1 Restated Articles of Organization of the Registrant, as amended (incorporated herein by reference to the Registrant's Form 10-Q, filed on March 15, 1999).

4.2 By-Laws of the Registrant, as amended (incorporated herein by reference to the Registrant's Form 10-K for the fiscal year ended October 31, 1998, filed on January 28, 1999).

4.3                  Rights Agreement dated as of March 18, 1998, between the
                     Registrant and BankBoston, N.A. as Rights Agent
                     (incorporated herein by reference to a Registration
                     Statement on Form 8-A (File No. 001-07819) filed on
                     March 19, 1998).

4.4 Deferred Compensation Plan of the Registrant (incorporated herein by reference to the Registrant's Form S-8, dated
                     December 8, 1995 (File No. 33-64849), as amended by
                     Post-Effective Amendment No. 1 to Form S-8 filed on April
                     15, 1997 and Post-Effective Amendment No. 2 to Form S-8 filed on November 12, 1997 and by reference to the Registrant's Form S-8 filed on March 19, 1998).

4.5                  Trust Agreement for Deferred Compensation Plan between the
                     Registrant and PNC Bank, National Association, dated
                     October 23, 1997 (incorporated herein by reference to the Registrant's Post-Effective Amendment No. 2 to Form S-3 filed on November 12, 1997).

5.1                  Opinion of Hale and Dorr

23.1                 Consent of Hale and Dorr (included in Exhibit 5)

23.2                 Consent of Ernst & Young LLP